       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               PHYSIOMETRIX, INC.
               (Exact name of issuer as specified in its charter)
                           --------------------------

          Delaware                                   77-0248588
        ------------                                 ----------
  (State of incorporation)              (I.R.S. Employer Identification No.)

                               FIVE BILLERICA PARK
                              101 BILLERICA AVENUE
                         NORTH BILLERICA, MA  01862-1256
                    (address of principal executive offices)
                           --------------------------

                                 1991 STOCK PLAN
                            1996 DIRECTOR OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the plans)
                           --------------------------

                                JOHN A. WILLIAMS
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               PHYSIOMETRIX, INC.
                               FIVE BILLERICA PARK
                              101 BILLERICA AVENUE
                         NORTH BILLERICA, MA  01862-1256
                                 (508) 670-2422
(Name, address, and telephone number, including area code, of agent for service)
                           --------------------------

                                    Copy to:
                           CHRISTOPHER MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300


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


                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED          PROPOSED
                TITLE OF                       MAXIMUM                    MAXIMUM           MAXIMUM
               SECURITIES                      AMOUNT                    OFFERING          AGGREGATE              AMOUNT OF
                 TO BE                          TO BE                    PRICE PER         OFFERING             REGISTRATION
             REGISTERED (1)                  REGISTERED                    SHARE             PRICE                   FEE
------------------------------------------------------------------------------------------------------------------------------
1991 INCENTIVE STOCK PLAN
Common Stock,
  $.001 par value, shares outstanding          817,428 shares (2)      $ 6.25           $  564,025 (3)          $    194.49
  $.001 par value, shares available            348,972 shares (4)      $ 4.00           $1,395,888 (5)          $    481.34
1996 DIRECTOR OPTION PLAN
Common Stock,
  $.001 par value, shares outstanding           15,000 shares (2)      $ 5.38           $   80,700              $     27.83
  $.001 par value, shares available            135,000 shares (4)      $ 4.00           $  540,000 (5)          $    186.21
1996 EMPLOYEE STOCK PURCHASE PLAN
Common Stock,
  $.001 par value                              150,000 shares (6)      $ 4.00           $  600,000 (7)          $    206.90
Total                                            1,466,400 shares                       $3,180,613              $   1096.77
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

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


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 ( the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into five subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement).

(3) Calculated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of $0.69 as to 817,428 outstanding but unexercised options to purchase Common Stock.

(4) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not been granted.

(5) Calculated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 13, 1996 because the price at which options to be granted in the future may be exercised is not currently determinable.

(6) This subtotal represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on November 13, 1996 because the price at which the shares will be sold in the future is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein, is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day of the applicable offering period or the last day of the applicable purchase period, whichever is lower.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Physiometrix, Inc. (the "Company") with the Securities and Exchange Commission:

(a) The audited financial statements for the Registrant's fiscal year ended December 31, 1995 contained in the Registration Statement on Form S-1 (No. 333-2138) filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), on April 30, 1996.

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed pursuant to
     Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 15, 1996, August 13, 1996 and November 14, 1996, respectively.

(c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form S-1 (No. 333-2138) filed pursuant to Rule 424(b)(4) under the Securities Act.

(d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation, and investment partnerships of which such persons are partners beneficially own 11,788 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Company's Bylaws provide that the Company shall indemnify to the fullest extent permitted by law each of its directors and executive officers and may indemnify to the fullest extent permitted by law each of its other officers, employees and other agents, against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number                              Document
------  ----------------------------------------------------------------

4.1     1991 Stock Plan.

4.2     1996 Director Option Plan.

4.3     1996 Employee Stock Purchase Plan.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1    Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

         A.    The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the DGCL, the Company's Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, State of Massachusetts, on November 21, 1996.

                                   PHYSIOMETRIX, INC.

                                   By:  /s/ JOHN A. WILLIAMS
                                       ------------------------------------
                                            John A. Williams, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Williams and Michael J. Tubridy, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                         Title                        Date
-----------------------    ----------------------------------  -----------------

/s/ JOHN A. WILLIAMS       President, Chief Executive Officer  November 21, 1996
-----------------------    and Director (Principal Executive
(John A. Williams)         Officer)

/s/ MICHAEL J. TUBRIDY     Vice President of Finance &         November 21, 1996
-----------------------    Administration and Chief Financial
(Michael J. Tubridy)       Officer (Principal Financial and
                           Accounting Officer)

/s/ THOMAS BARUCH          Chairman of the Board of Directors  November 21, 1996
-----------------------
(Thomas Baruch)

/s/ JAMES SAALFIELD        Director                            November 21, 1996
-----------------------
(James Saalfield)

                           Director
-----------------------
(Mir A. Imran)

                           Director
-----------------------
(Thomas J. Toy)

/s/ HAROLD C. HOHBACH      Director                            November 21, 1996
-----------------------
(Harold C. Hohbach)

/s/ ANNETTE CAMPBELL-WHITE Director                            November 21, 1996
--------------------------
(Annette Campbell-White)

                         SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

          ------------------------------------------------------------

                                    EXHIBITS

          ------------------------------------------------------------

                       Registration Statement on Form S-8

                               PHYSIOMETRIX, INC.

                                INDEX TO EXHIBITS



  Exhibit
  Number                            Document
----------  ------------------------------------------------------------


    4.1     1991 Stock Plan.

    4.2     1996 Director Option Plan.

    4.3     1996 Employee Stock Purchase Plan.

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

   23.1     Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

   24.1     Power of Attorney (see page II-4).